Exhibit 5



    [Letterhead of Mudge Rose Guthrie Alexander & Ferdon]


                                 December 14, 1994


   Harsco Corporation
   350 Poplar Church Road
   P.O. Box 8888
   Camp Hill, Pennsylvania 17001-8888


                  Registration Statement on Form S-3
                  ----------------------------------


   Ladies and Gentlemen:

             We are acting as special counsel to Harsco
   Corporation (the "Company") in connection with (i) the proposed issue and sale by the Company of up to $200,000,000 principal amount of (a) senior or subordinated debt securities of the Company (the "Debt
   Securities"), which, in the case of subordinated Debt
   Securities, may be convertible into the Company's
   Common Stock, $1.25 par value, (b) shares of the Company's preferred stock, $1.25 par value (the
   "Preferred Stock"), and (c) shares of the Company's
   Common Stock, $1.25 par value (the "Common Stock", and together with the Debt Securities and the Preferred
   Stock, the "Securities"), and (ii) the registration under the Securities Act of 1933, as amended (the
   "Act") of 300,297 shares of Common Stock of the Company (the "Shares") held by certain shareholders of the Company, all as described in the Company's
   Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission under the Act, on the date hereof (the "Registration
   Statement").

             As such counsel we have:

             (a)  reviewed the actions heretofore taken
   by the Company in contemplation of the creation, issuance and sale of the Securities, the issuance and sale of the Shares and related matters; and

             (b)  made such examinations of law and
   examined originals or copies, certified or otherwise authenticated to our satisfaction of all such other corporate records, instruments, certificates of public officials or bodies, certificates of officers and representatives of the Company, and such other documents, and discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary in order to render the opinions hereinafter expressed.

             Based upon the foregoing, we are pleased to advise you that in our opinion:

             1.   The Company has been duly incorporated
   and is a validly existing corporation under the laws of the State of Delaware.

             2.   When (i) the Registration Statement has
   become effective under the Act, and the Indenture dated as of May 1, 1985, between the Company and The
   Chase Manhattan Bank (National Association), as amended by the First Supplemental Indenture to be entered into by the Company and Chemical Bank, as successor trustee (the "Senior Trustee"), with respect to the senior Debt Securities (the "Senior
   Indenture"), and the Indenture to be entered into by the Company and Chemical Bank, as trustee (the
   "Subordinated Trustee"), with respect to the subordinated Debt Securities (the "Subordinated
   Indenture," and together with the Senior Indenture, the "Indentures"), have been qualified under the Trust
   Indenture Act of 1939, as amended, (ii) with respect to the senior Debt Securities, the First Supplemental
   Indenture has been duly executed and delivered by the Company and the Senior Trustee, and with respect to the subordinated Debt Securities, the Subordinated
   Indenture has been duly executed and delivered by the Company and the Subordinated Trustee, (iii) the Debt
   Securities have been duly created, issued, and authenticated in accordance with all necessary corporate authorizations and the terms of the applicable Indenture, and (iv) the Debt Securities have been delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the applicable Indenture, the Debt Securities will be legally issued by the Company and will be valid and binding obligations of the Company, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             3.  When (i) the Registration Statement has
   become effective under the Act, (ii) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's
   Restated Certificate of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) a Certificate of Designation fixing and determining the terms of the Preferred Stock in the form to be filed as an exhibit to the Registration
   Statement is filed with the Secretary of State of the State of Delaware, and (iv) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement thereto, against payment of the consideration fixed therefor by the Board of Directors of the Company or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid, and nonassessable.

             4.  When (i) the Registration Statement has
   become effective under the Act, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Company's Restated
   Certificate of Incorporation, as amended, so as not to violate any applicable law or result in a default under any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court of governmental body having jurisdiction over the Company, and (iii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Common Stock (including any shares of Common Stock duly issued upon the conversion of Preferred Stock or subordinated Debt Securities) will be validly issued, fully paid, and nonassessable.

             5.   The Shares have been duly authorized
   and are validly issued, fully paid and non-assessable.

             In connection with the opinion set forth in paragraph 5 above we have assumed that the Shares when originally issued were issued for value. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus forming a part of said Registration
   Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                       Very truly yours,



                       /s/ Mudge Rose Guthrie
                       Alexander & Ferdon